Exhibit 99.2

UNITED STATES OF AMERICA
DEPARTMENT OF THE TREASURY
COMPTROLLER OF THE CURRENCY

In the Matter of: Washington Federal, National Association Seattle, Washington	) ) )	AA-WE-2018-1

CONSENT ORDER

WHEREAS, the Comptroller of the Currency of the United States of America ("Comptroller" or "OCC"), through his authorized representative, has supervisory authority over Washington Federal, National Association, Seattle, Washington ("Bank").

WHEREAS, the Bank, by and through its duly elected and acting Board of Directors ("Board"), has executed a Stipulation and Consent to the Issuance of a Consent Order ("Stipulation"), dated February 28, 2018, that is accepted by the Comptroller through his authorized representative.

WHEREAS, by this Stipulation, which is incorporated by reference, the Bank has consented to the issuance of this Consent Order ("Order") by the OCC, through the Comptroller’s authorized representative.

NOW THEREFORE, pursuant to the authority vested in the OCC by Section 8(b) of the Federal Deposit Insurance Act, as amended, 12 U.S.C. § 1818(b), the Comptroller hereby orders that:

ARTICLE I

COMPTROLLER’S FINDINGS

The Comptroller finds, and the Bank neither admits nor denies, the following:

(1)     The OCC’s examination findings establish that the Bank has deficiencies in its Bank Secrecy Act/Anti-Money Laundering ("BSA/AML") compliance program. The Bank has failed to adopt and implement a BSA/AML compliance program that adequately covers the required BSA/AML program elements. These deficiencies have resulted in a BSA/AML compliance program violation under 12 U.S.C. § 1818(s) and its implementing regulation, 12 C.F.R. § 21.21. In addition, the Bank has violated 12 C.F.R. § 21.11.

ARTICLE II

COMPLIANCE COMMITTEE

(1)     The Board shall maintain a Compliance Committee of at least three (3) Board members, of which no more than one (1) shall be an employee of the Bank or any of its subsidiaries or affiliates. The names of the members of the Compliance Committee and, in the event of a change of the membership, the name of any new member, shall be submitted in writing to the Assistant Deputy Comptroller. The Compliance Committee shall be responsible for monitoring and coordinating the Bank’s adherence to the provisions of this Order. The Compliance Committee shall meet at least quarterly and maintain minutes of its meetings at which compliance with this Order is discussed.
(2)     By April 30, 2018, and thereafter within thirty (30) days after the end of each quarter, the Compliance Committee shall submit a written progress report to the Board setting forth in detail:

(a)     a description of the actions needed to achieve full compliance with each Article of this Order;
(b)     specific timeframes for each action needed to achieve full compliance with each Article of this Order, consistent with any deadlines in this Order;
(c)     the specific actions taken to comply with each Article of this Order; and
(d)     the results and status of those actions.

(3)     Upon receiving the Compliance Committee’s report, the Board shall forward a copy of the report, with any additional comments by the Board, to the Assistant Deputy Comptroller within ten (10) days of the first Board meeting following receipt of such report, unless additional time is granted by the Assistant Deputy Comptroller through a written determination of no supervisory objection.
(4)     The Assistant Deputy Comptroller may, in writing, discontinue the requirement for progress reports or modify the reporting schedule.

ARTICLE III

BSA OFFICER AND STAFF

(1)     The Board shall ensure that the Bank has a permanent, qualified, and experienced BSA Officer who shall be vested with sufficient authority, time, and resources to fulfill the duties and responsibilities of the position and ensure compliance with the requirements of the Bank Secrecy Act (31 U.S.C. §§ 5311 et seq.), the regulations promulgated thereunder at 31 C.F.R. Part 103, 12 C.F.R. Part 21, Subparts B and C, and the rules and regulations of the Office of Foreign Assets Control ("OFAC") (collectively, the "Bank Secrecy Act" or "BSA").
(2)     If the BSA Officer position is vacated, the Board shall take the necessary steps to identify a suitable candidate to fill the vacancy within ninety (90) days of receiving notice of the vacancy. Prior to the employment of any individual as BSA Officer, the Board shall submit to the Assistant Deputy Comptroller the following information for a prior written determination of no supervisory objection to appoint the individual as BSA Officer:

(a)     the information sought in the "Changes in Directors and Senior Executive Officers" booklet of the Comptroller’s Corporate Manual, together with a legible fingerprint card for the proposed individual;

(b)     a written statement of the Board's reasons for selecting the candidate; and
(c)     a written description of the candidate’s duties and responsibilities.

(3)     Within one hundred and twenty (120) days of this Order, the Board shall ensure the Bank conducts a formal written assessment of the Bank’s oversight and infrastructure to ensure compliance with the BSA. This assessment may be conducted by an independent third party. This shall include an assessment of, at a minimum:
(a)     the adequacy of Board knowledge and oversight regarding the BSA requirements and Bank BSA compliance;
(b)     the adequacy of management information systems relating to BSA requirements and Bank BSA compliance;
(c)     the adequacy of staffing of the BSA/AML compliance program, including:
(i)     the level and scope of responsibilities of the BSA Officer;

(ii)     the knowledge, skills, and capabilities of the BSA Officer to conduct assigned responsibilities and ensure the Bank’s compliance with the BSA; and
(iii)     the number of staff needed to support the BSA Officer and the Bank’s BSA/AML compliance program, the level and scope of responsibilities of the support staff, and the expertise and skills of the support staff;

(d)     the BSA Officer’s reporting structure; and

(e)     the Bank’s performance evaluation program that addresses periodic performance evaluations of staff involved with BSA/AML compliance.

(4)     Within sixty (60) days after completing the formal written assessment under paragraph (3) of this Article, the Board shall ensure that the Bank implements any changes that are needed in the Bank’s BSA Officer and supporting staff, including their responsibilities, authority, structure, independence, competencies, or capabilities. In particular, the Board shall ensure that the BSA Officer and supporting staff have sufficient training, authority, resources, and skill to perform their assigned responsibilities. The Board shall further ensure that it and Bank management has the necessary knowledge to effectively oversee the Bank’s compliance with the BSA and that management information systems are effective.

(5)     The Board shall periodically (no less than annually) review the adequacy of the Bank’s BSA Officer and supporting staff and shall document its determination(s) in writing. The periodic reviews shall consider the factors described in paragraph (3) of this Article.

ARTICLE IV

BSA/AML RISK ASSESSMENT

(1)     Within ninety (90) days of this Order, the Board shall ensure the Bank adopts, implements, and thereafter adheres to an enhanced written institution-wide, ongoing BSA/AML Risk Assessment Program and process that timely and accurately identifies the BSA/AML risks posed to the Bank after consideration of all pertinent information ("BSA/AML Risk Assessment"). The BSA/AML Risk Assessment shall reflect a comprehensive analysis of the Bank’s vulnerabilities to money laundering and financial crimes activity and provide strategies to control risk and limit any identified vulnerabilities. Refer to the 2014 FFIEC Bank Secrecy Act/Anti-Money Laundering Examination Manual (rev. Feb. 27, 2015) ("FFIEC BSA/AML Examination Manual") for guidance. The BSA/AML Risk Assessment methodology shall include:

(a)     the identification of all activities and other elements that pose BSA/AML risk to the Bank, including, but not limited to, the Bank’s: (i) products and services; (ii) customers and entities; (iii) transactions; (iv) countries or geographic locations; and (v) methods that the Bank uses to interact with its customers (collectively, the "specific risk categories");

(b)     a detailed analysis of all pertinent data obtained regarding the specific risk categories, including but not necessarily limited to:

(i)     volumes and types of transactions and services by country or geographic location; and

(ii)     numbers of customers that typically pose higher BSA/AML risk, both by type of risk and by geographic location, so as to permit the Bank to revise or develop, as necessary, and implement appropriate policies, processes, and procedures to monitor and mitigate the Bank’s BSA/AML risks within the specific risk categories. The analysis shall include an evaluation of all relevant information obtained through the Bank’s Customer Identification

Program ("CIP"), Customer Due Diligence ("CDD"), and Enhanced Due Diligence ("EDD");

(c)     an assessment of BSA/AML risk both individually within the Bank’s business lines and on a consolidated basis across all Bank activities and product lines, so as to permit the Bank to accurately identify BSA/AML risk and risk categories within and across specific lines of business and product categories;

(d)     an update of the Risk Assessment at least every twelve (12) months to identify and respond to changes in the Bank’s risk profile (such as when new products or services are introduced, existing products or services change, there is a material change to high-risk customer accounts or profiles, or the Bank expands through mergers or acquisitions); and

(e)     the maintenance of appropriate documentation, including CDD and EDD information, to support the Risk Assessment’s conclusions.

(2)     Within thirty (30) days after completing the BSA/AML Risk Assessment required by paragraph (1) of this Article, the Board shall review and approve the BSA/AML Risk Assessment processes and actual assessments. The Board shall review and approve each BSA/AML Risk Assessment at least annually thereafter and upon receipt of any updates or changes to each BSA/AML Risk Assessment.

(3)     Prior to introducing any new products or services, or entering into new or expanding existing activity in any market segments/industries, lines of business, or geographic locations, the Bank shall prepare a written assessment of the impact of the new or expanded activity on the Bank’s BSA/AML Risk Assessment. The assessment shall include:
(a)    an assessment of the BSA/AML risk posed by the new activity;
(b)     the impact of the new activity on staffing; and
(c)     the controls to be implemented for monitoring the new activity.

ARTICLE V

BSA INTERNAL CONTROLS

(1)     Within ninety (90) days of this Order, the Board shall ensure the Bank develops, implements, and thereafter adheres to a written program of policies and procedures to provide for compliance with the BSA and the appropriate identification and monitoring of transactions that pose greater than normal risk for compliance with the BSA. This program shall include the following:

(a)     updating the Bank’s BSA/AML Risk Assessment as detailed in Article IV;

(b)     procedures for conducting due diligence, as detailed in Article IX;
(c)     an evaluation of existing internal controls to mitigate the identified risks, taking into account weaknesses noted in the most recent audit and the Report of Examination dated June 26, 2017, or any subsequent audit or Report of Examination;
(d)     well-defined policies and procedures for investigating and responding to transactions that have been identified as posing greater than normal risk for compliance with the BSA;

(e)     adequate controls and procedures to ensure the accurate and timely filing of Currency Transaction Reports and Suspicious Activity Reports ("SARs"); and
(f)     a quality control process to ensure that the program is understood and implemented effectively.

(2)     The Board shall ensure that the Bank has sufficient processes, personnel, resources, and control systems to effectively implement and adhere to all Articles of this Order and the plans developed pursuant to it.

ARTICLE VI

SUSPICIOUS ACTIVITY MONITORING

(1)     Within ninety (90) days of this Order, the Board shall ensure the Bank develops, implements, and thereafter adheres to a written program of policies and procedures to ensure, pursuant to 12 C.F.R. § 21.11, the timely and appropriate review of transaction activity and disposition of suspicious activity alerts and the timely filing of SARs. This program shall include:

(a)     timely identification or alert of unusual activity, including:
(i)     employee identification and referral;
(ii)     law enforcement inquiries and requests;
(iii)     use of manual transaction monitoring and automated suspicious activity monitoring systems; and
(iv)     identifying areas outside of any automated system’s analysis and implementing appropriate procedures and testing to ensure the Bank identifies any potential suspicious activity not reviewed by an automated system;

(b)     timely investigation and disposition of suspicious activity alerts and case investigations;

(c)     SAR completion and filing;

(d)     procedures for recording, maintaining, and recalling information; and

(e)     a sufficient quality control process to ensure the suspicious activity monitoring system, alert management process, and SAR decision-making and filing are working effectively and according to internal standards.

(2)     Within ninety (90) days of this Order, the Board shall ensure the Bank develops, implements, and thereafter adheres to a written program of policies and procedures to provide for the investigation of any alerts. This program shall ensure:
(a)     the adequacy of staffing to investigate and clear alerts;
(b)     the quality and completeness of information available to analysts working transaction monitoring alerts and conducting investigations;

(c)     the standards for dispositioning different types of alerts are reasonable, communicated in writing to relevant staff, and are adhered to by the alert investigators;
(d)     critical and transparent assessments of the alerted activity’s risk;
(e)     adequate documentation is maintained to support the disposition of alerts;

(f)     the availability and adequacy of information to investigate potentially suspicious activity; and
(g)     standards that ensure accounts with high volumes of alerts are identified, elevated, properly categorized as high risk, and subject to enhanced due diligence and monitoring.

ARTICLE VII

AUTOMATED MONITORING SYSTEM

(1)     Within ninety (90) days of this Order, the Board shall ensure the Bank develops, implements, and thereafter adheres to a written program of policies and procedures to provide for implementation of any automated suspicious activity monitoring system. This program shall ensure:
(a)     the integrity of data feeding the suspicious activity monitoring system;
(b)    the suspicious activity monitoring system has been sufficiently tailored to the Bank’s risk profile and operations;
(c)     the suspicious activity monitoring system’s functionality is being used to appropriately address risk, including the ability to aggregate data across platforms, lines of business, and relationships;

(d)     the business units, logic, parameters, rules, or other factors selected for automated monitoring are appropriate and effective in identifying client activity that is unreasonable or abnormal given the nature of the client’s occupation or business and expected activity;
(e)     application of appropriate thresholds and filters for suspicious activity monitoring systems in monitoring all types of transactions, accounts, customers, products, services, and geographic areas that include, at a minimum:
(i)     meaningful thresholds and alert scenarios for filtering accounts and customers for further monitoring, review, and analysis;
(ii)     an analysis of the thresholds and filters established by the Bank;
(iii)     maintenance of documentation supporting the Bank’s methodology for establishing thresholds and filters; and
(iv)     periodic independent testing of thresholds and filters for their appropriateness to the Bank’s customer base, products, services, and geographic area; and

(f)     ensuring that BSA/AML staff is aware of all criteria included in the suspicious activity monitoring system’s rules.

(2)     Within ninety (90) days of this Order, the Board shall ensure the Bank develops, implements, and thereafter adheres to appropriate policies and procedures for ensuring that the Bank adequately addresses its model risk management for any automated suspicious activity monitoring system. Refer to OCC Bulletin 2011-12, "Sound Practices for Model Risk Management" (April 4, 2011), for guidance. At a minimum, these policies and procedures shall include:
(a)     validation of the data input into its suspicious activity monitoring system, including documentation of the methodology used, the input sources tested, and other information as necessary;

(b)     assessment of the adequacy of the suspicious activity monitoring system’s ability to evaluate and monitor the risks posed by the Bank’s products, services, transactions, geographies, and customers;
(c)     independent validation of the model used in the suspicious activity monitoring system which includes:
(i)     data inputs from all products, services, and transactions;
(ii)     evaluating the criteria for identifying potential suspicious activity in all of these areas to ensure it is effective, appropriate, and comprehensive in the characteristics used;
(iii)     statistically valid processes to validate and optimize the suspicious activity monitoring system settings and thresholds and to measure the effectiveness of the suspicious activity monitoring system and individual scenarios, where appropriate;
(iv)     evaluating the appropriateness of thresholds in criteria used to identify potential suspicious activity by conducting above-the-line and below-the-line testing and documentation;

(v)     testing that potentially suspicious activity that meets the criteria for identifying potential suspicious activity correctly generates alerts as intended; and
(vi)     documentation of filtering criteria and thresholds and the appropriateness of these criteria and thresholds;

(d)     sufficient management information and metrics to manage and adjust the suspicious activity monitoring system, as necessary; and

(e)     a model optimization process that includes a framework for ongoing tuning and testing of the suspicious activity monitoring system model.

ARTICLE VIII

ACCOUNT/TRANSACTION ACTIVITY REVIEW

(1)     Within thirty (30) days of this Order, the Bank shall submit to the Assistant Deputy Comptroller for prior written determination of no supervisory objection the name, qualifications, and terms of engagement of an independent consultant to review account and transaction activity ("Look-Back"), in accordance with OCC Bulletin 2013-33, "Use and Review of Independent Consultants in Enforcement Actions" (November 12, 2013). The scope of the Look-Back must be risk-based and shall include the following factors:
(a)     the proposed timeframe for transaction activity review;
(b)     a description of the products, services, customers, transactions, and monitoring systems covered;
(c)     analytical techniques to be used to evaluate transactions for suspicious activity; and
(d)     the deadline for completing the Look-Back.

(2)     The purpose of the Look-Back is to determine whether suspicious activity was timely identified by the Bank, and if appropriate to do so, was then timely reported by the Bank in accordance with 12 C.F.R. § 21.11. This includes determining whether additional SARs should be filed for any previously unreported suspicious activity, including cases where the BSA Officer or staff identified suspicious activity but failed to adequately support a decision not to file a SAR.
(3)     Upon completion of the Look-Back, the written findings shall be reported to the Board, with a copy to the Assistant Deputy Comptroller. The Bank shall file SARs, in accordance with 12 C.F.R. § 21.11, for any previously unreported suspicious activity identified during the Look-Back.
(4)     Based upon the results of the Look-Back, the OCC, at its sole discretion, may expand the scope of the Look-Back or require a longer Look-Back period. If an additional Look-Back is deemed appropriate by the OCC, the Bank shall complete the Look-Back in accordance with this Article.

ARTICLE IX

CUSTOMER DUE DILIGENCE AND ENHANCED DUE DILIGENCE

(1)     Within ninety (90) days of this Order, the Board shall ensure the Bank develops and submits to the Assistant Deputy Comptroller for prior written determination of no supervisory objection appropriate policies and procedures for gathering customer information when opening new accounts or when renewing or modifying existing accounts for customers. At a minimum, these policies and procedures must include:

(a)     clear definitions of low-, moderate-, and high-risk customers;

(b)     a methodology for assigning risk levels to the Bank’s customer base that assesses appropriate factors such as type of customer, type of product or service, geographic location, occupation, and expected activity, and specification of the customer information the Bank must obtain, commensurate with these risk levels;
(c)     conducting ongoing monitoring of customer information to reflect changes in the customer’s behavior, activity profile, derogatory information, or other factors that impact the BSA/AML risk for the customer;
(d)     periodic training of account-opening staff to ensure that all required customer information is collected;
(e)     procedures to hold staff accountable for obtaining all required customer information;
(f)     consideration of FinCEN’s regulation on Customer Due Diligence Requirements for Financial Institutions, effective July 11, 2016, with an applicability date of May 11, 2018;
(g)     EDD for higher risk clients and/or products and services, in compliance with regulatory requirements. Refer to the FFIEC BSA/AML Examination Manual for guidance;
(h)     an accurate and complete list of higher-risk customers that identifies current customers and accounts exhibiting high risk characteristics for money laundering, terrorist financing, or other illicit activity;
(i)     periodic reports on all higher-risk customers that include:

(i)     critical analysis of all significant information in the file, including the identification of significant disparities, investigation and documentation of high risk indicators and potentially suspicious activity, and well-supported conclusions;
(ii)     a comparison of expected, historical, and current activity;
(iii)     updating all pertinent customer information; and

(iv)     a periodic quality control review of customer information;

(j)     periodic assessments by the BSA Officer or his/her designee of the effectiveness of the Bank’s customer information procedures, monitoring activities, and timely corrective action of weaknesses identified in the assessments. These assessments and corrective actions shall, as appropriate, be incorporated into the Bank’s BSA/AML Risk Assessment; and

(k)     procedures to address cases where there is ongoing suspicious activity to ensure appropriate management review and determination of whether the customer relationship should be continued.

(2)     Upon receiving a written determination of no supervisory objection from the Assistant Deputy Comptroller, the Board shall ensure the Bank immediately implements and thereafter adheres to the customer information policies and procedures required under Paragraph (1) of this Article.

(3)     The BSA Officer or his/her designee shall review at least once every twelve (12) months account documentation for all higher-risk customers and the related accounts of those customers at the Bank to determine whether the account activity is consistent with the customer’s of this Article.

business and the stated purpose of the account.The reviews shall include requirements detailedin paragraph (1)(i)of this Article.

ARTICLE X

BSA/AML AUDIT

(1)    Within ninety (90) days of the date of this Order, the Board shall ensure the Bank adopts, implements, and thereafter adheres to an independent BSA/AML audit program that includes the minimum requirements for adequate independent testing. Refer to the FFIECBSA/AML Examination Manual for guidance. The independent BSA/AML audit program shall:
(a)    detect irregularities in the Bank’s operations;
(b)    determine the Bank’s level of compliance with applicable laws, rules, and regulations;
(c)    evaluate the Bank’s adherence to established policies and procedures;
(d)    perform an appropriate level of testing to support the audit findings;
(e)    ensure adequate audit coverage in all areas; and
(f)    establish an annual audit plan using a risk-based approach sufficient to achieve these objectives.

(2)    The Board shall ensure appropriate oversight of the BSA/AML audit program and ensure that BSA/AML auditors have the requisite knowledge and expertise to implement a comprehensive BSA/AML audit.

(3)    The Board shall ensure that the audit program is independent. The persons responsible for implementing the BSA audit program described above shall report directly to the Board, or a designated committee of the Board, which shall have the sole power to direct their activities. All reports prepared by the audit staff shall be filed directly with the Board and not through any intervening party.

(4)     All audit reports shall be in writing and supported by adequate workpapers, which must be provided to the Bank. The Board shall ensure that immediate actions are undertaken to remedy deficiencies cited in audit reports and that auditors and the Bank maintain a written record describing those actions.

(5)     The Board shall evaluate the audit reports of any party providing services to the Bank and shall assess the impact on the Bank of any audit deficiencies cited in such reports.

ARTICLE XI

BSA/AML TRAINING

(1)     Within ninety (90) days of this Order, the Board shall ensure the Bank develops, implements, and thereafter adheres to a comprehensive training program for all appropriate Bank employees to ensure their awareness of their responsibility for compliance with the requirements of the BSA. This comprehensive training program shall:
(a)     provide for more extensive BSA training for all operational and supervisory personnel assigned to the Bank’s BSA compliance function;
(b)     provide for more targeted training for other personnel focusing on the individual’s specific duties and responsibilities; and
(c)     include strategies for mandatory attendance, the frequency of training, procedures, timing for updating the training program and materials, and the method for delivering training.

ARTICLE XII

CLOSING

(1)     The Board has the ultimate responsibility for proper and sound management of the Bank as well as compliance with all of the provisions contained in this Order and with the requirements and timeframes for all plans and programs submitted pursuant to this Order even though the Bank, the Board, or a Board committee is required by this Order to submit certain proposed actions, plans, reports, or programs for the OCC’s review or prior written determination of no supervisory objection and even though Bank management and personnel are to be held accountable for executing their duties and responsibilities under or resulting from this Order.

(2)     In each instance in which this Order imposes responsibilities upon the Board or a Board committee, it is intended to mean that the Board or Board Committee shall:
(a)     authorize, direct, and adopt such actions on behalf of the Bank as may be necessary to perform the obligations and undertakings of the Board or the Board Committee under the terms of this Order;
(b)     ensure that the Bank has sufficient processes, management, personnel, and control systems to monitor, effectively implement, and adhere to all provisions of this Order and the requirements and timelines of all plans and programs submitted pursuant to this Order, that Bank management and personnel have sufficient training and authority to execute their duties and responsibilities including those under or resulting from this Order, and that Bank management and personnel are held accountable for executing their duties and responsibilities, including those under or resulting from this Order;
(c)     require appropriate, adequate, and timely reporting by Bank management of such actions directed by the Board to be taken under the terms of this Order;

(d)     follow-up on any noncompliance with such actions in a timely and appropriate manner; and
(e)     require corrective action be taken in a timely manner of any noncompliance with such actions.

(3)     Each citation, guidance, or issuance referenced in this Order includes any subsequent citations, guidance, or issuance that replaces, supersedes, amends, or revises the referenced cited citation, guidance, or issuance.

(4)     The provisions of this Order are effective upon issuance by the OCC, through the Comptroller’s duly authorized representative, whose hand appears below, and shall remain effective and enforceable, except to the extent that, and until such time as, any provisions of this Order are amended, suspended, waived, or terminated in writing by the OCC, through the Comptroller’s duly authorized representative.

(5)     Except as otherwise expressly provided herein, any time limitations imposed by this Order shall begin to run from the effective date of this Order.

(6)     If the Bank requires an extension of any timeframe within this Order or within any plan or program submitted pursuant to this Order, the Board shall submit a written request to the Assistant Deputy Comptroller asking for relief. Any written request submitted pursuant to this Article shall include a statement setting forth in detail the special facts and circumstances that prevent the Bank from complying with a provision within a timeframe specified in this Order or in any plan or program submitted pursuant to this Order and that require an extension of that timeframe. All such written requests shall be accompanied by relevant supporting documentation and any other facts Bank relies on. The OCC’s decision concerning a request for an extension of any timeframe within this Order or within any plan or program submitted pursuant to this Order, which will be communicated to the Board in writing by the Assistant Deputy Comptroller, is final and not subject to further review.

(7)     This Order is intended to be, and shall be construed to be, a final order issued pursuant to 12 U.S.C. § 1818(b), and expressly does not form, and may not be construed to form, a contract binding on the United States, the OCC, or any officer, employee, or agent of the OCC.
(8)     It is expressly and clearly understood that if, at any time, the OCC, through the Comptroller’s duly authorized representative, deems it appropriate to undertake any action affecting the Bank or its institution-affiliated parties (as defined by 12 U.S.C. § 1813(u)), nothing in this Order shall in any way inhibit, estop, bar, or otherwise prevent the OCC from so doing.
(9)     The terms of this Order, including this paragraph, are not subject to amendment or modification by any extraneous expression, prior agreements, or prior arrangements between the parties, whether oral or written.
(10)     All reports to plans that the Bank or Board has agreed to submit to the Assistant Deputy Comptroller pursuant to this Order shall be sent to the:

Assistant Deputy Comptroller
Seattle Field Office
101 Stewart Street, Suite 1010
Seattle, Washington 98101

IT IS SO ORDERED, this 28th day of February, 2018.

/s/ NORMAN J. MCINTYRE
Norman J. McIntyre Assistant Deputy Comptroller Seattle Field Office